Exhibit 10.35

CONTROL ACQUISITION AGREEMENT

BY AND AMONG

ENDEXX CORPORATION,

EH SUB, INC.,

AND

HYLA UK HOLDCO LIMITED

DATED AS OF AUGUST 31, 2022

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ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT (this “Agreement”), is entered into as of August 31, 2022, by and among Endexx Corporation, a Nevada corporation (“Endexx”); EH Sub, Inc., a Nevada corporation and wholly owned subsidiary of Endexx (the “Acquisition Sub”); and Hyla UK Holdco Limited, a United Kingdom limited company (the “Seller”).

RECITALS

WHEREAS, the parties intend that the Seller sell to Endexx an aggregate of fifty-one percent (51%) (the “Hyla Control Stock”) of the issued and outstanding capital stock of Hyla US Holdco Limited, a Delaware corporation (“Hyla”), on the terms and subject to the conditions set forth herein (the “Control Acquisition”); and

WHEREAS, the respective boards of directors of Endexx and Acquisition Sub have unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Acquisition, are in the best interests of Endexx and its stockholders and Acquisition Sub and its sole stockholder, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Acquisition; and

WHEREAS, the Seller have determined that this Agreement and the transactions contemplated hereby, including the Acquisition, are in the best interests of the Seller and the board of directors of Hyla has determined that this Agreement and the transactions contemplated hereby are in the best interests of Hyla and its stockholders; and

WHEREAS, Hyla, the Seller, Endexx, and Acquisition Sub desire to make certain representations, warranties, covenants, and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. The following terms, whenever used herein, shall have the following meanings for all purposes of this Agreement.

“Accounting Methodology” means GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Audited Balance Sheet.

“Action” means any audit, claim, demand, grievance, unfair labor practice charge, investigation, notice of violation, litigation, lawsuit, arbitration, mediation, subpoena, or other legal proceeding, whether civil, criminal, administrative, regulatory, or otherwise, in law or in equity.

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“Acquisition Sub” has the meaning set forth in the Preamble.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions in the State of Nevada are authorized or required by Law or Order to close.

“Certificate of Designation” means the Certificate of Designation of Series H Convertible Preferred Stock.

“Change” has the meaning set forth in the definition of Material Adverse Effect.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as from time to time amended.

“Closing Issuance Schedule” has the meaning set forth in Section 2.6.

“Contract” means any contract, indenture, note, bond, lease, deed, mortgage, license, commitment, or other legally binding agreement, whether written or oral.

“Date hereof” and “Date of this Agreement” means the date first written above.

“Direct Claim” has the meaning set forth in Section 9.5(c).

“Disclosure Schedules” has the meaning set forth in Article 4.

“Effective Time” has the meaning set forth in Section 2.2.

“Encumbrance” means any and all liens, claims, charges, mortgages, options, pledges, rights of first offer or refusal, security interests, hypothecations, easements, rights-of-way, zoning restrictions, encroachments, defects or irregularities in title, community property interests, or other encumbrances or restrictions of any kind, in respect of any property or asset, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Endexx” has the meaning set forth in the Preamble.

“Endexx Closing Stock” means the shares of Endexx Series H Convertible Preferred Stock being delivered to the Seller at the Closing.

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“Endexx Common Stock” means the authorized shares of common stock, par value $0.0001 per share, of Endexx.

“Endexx Documents” means all of the agreements, documents, instruments, or certifications contemplated by this Agreement to be executed by Endexx or Acquisition Sub.

“Endexx Indemnitees” has the meaning set forth in Section 9.2.

“Endexx’s Transaction Expenses” means, with respect to Endexx and the Acquisition Sub, the aggregate amount of all fees, costs, and expenses of Endexx and the Acquisition Sub incurred or payable prior to or as of the Effective Time (and not paid prior to the Effective Time) in connection with this Agreement and the transactions contemplated hereby, including all fees (including brokers and finders fees) and expenses payable to attorneys, investment bankers, accountants, and other professional advisors retained by Endexx and the Acquisition Sub or any Affiliate on behalf of Endexx or the Acquisition Sub, including those arising out of or incidental to the discussion, evaluation, negotiation, and documentation of the transactions contemplated hereby, in each case whether or not accrued or invoiced. For the avoidance of doubt, no fees or expenses of the Seller, Hyla, or their Affiliates incurred or accrued prior to the Closing in connection with this Agreement and the transactions contemplated hereby are included in “Endexx’s Transaction Expenses”.

“Equitable Exceptions” has the meaning set forth in Section 4.2(a).

“Equity Interests” means (a) any partnership interests, (b) any membership interests or units, (c) any shares of capital stock, (d) any other interest or participation that confers on a Person the right to receive a unit of the profits and losses of, or distribution of assets of, the issuing entity, (e) any rights, subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire membership interests or units, capital stock, or any other equity securities, (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership interests or units, capital stock, or any other equity securities, (g) restricted stock units, profits interests, profit participation, stock appreciation rights, phantom stock, or (h) any other interest classified as an equity security of a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any Person that is (or at any relevant time was or will be) (a) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with Hyla as such terms are defined in Section 414(b), (c), (m), or (o) of the Code or (b) treated together with Hyla or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” means (a) the unaudited balance sheet of Hyla as at December 31, 2021 (the “Unaudited Balance Sheet”) and the related unaudited statements of income and cash flows of Hyla for the year then ended and (b) the unaudited balance sheet of Hyla as at June 30, 2022 (the “Later Unaudited Balance Sheet”) and the related unaudited statements of income and cash flows of Hyla for the three- and six-month periods then ended and ended June 30, 2022.

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“Financing” has the meaning set forth in Section 6.8.

“GAAP” means, with respect to any date of determination, United States generally accepted accounting principles as in effect on such date of determination, consistently applied throughout the applicable period.

“Governmental Authority” means any nation or government, any state, province, or other political subdivision thereof, or any government authority, agency, department, board, tribunal, commission or instrumentality of the United States of America, any foreign government, any state of the United States of America, or any municipality or other political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

“Governmental Authorizations” means any permit, license, franchise, tariff, consent, approval, or authorization by or of, or declaration or notice to or filing with, any Governmental Authority.

“Hyla Control Stock” has the meaning set forth in the Recitals.

“Hyla Common Stock” means the authorized shares of common stock, par value $0.001 per share, of Hyla US Holdco Limited.

“Hyla Organizational Documents” means the articles of incorporation and bylaws (or the equivalent organizational documents) of Hyla as in effect on the date of this Agreement (or as “then in effect” when such language is used herein in respect of Hyla Organizational Documents).

“Hyla’s Intellectual Property” has the meaning set forth in Section 4.13(a).

“Hyla’s IT Systems” means all computer software and code, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by Hyla.

“Hyla’s Registered Intellectual Property” means all patents, registered trademarks, registered service marks, registered trade names, registered corporate names, registered domain names and registered copyrights, and all pending applications for any of the foregoing that are owned by Hyla.

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“Indebtedness” means, with respect to the Hyla, all (a) indebtedness for borrowed money, whether long- or short-term and whether evidenced by a note, debenture, bond, mortgage or other debt instrument or debt security, (b) obligations under any interest rate, currency or other hedging agreement (in each case, valued at the termination value thereof), (c) obligations under any performance bond or letter of credit, but only to the extent drawn or called, (d) obligations for the deferred purchase price of property or services (other than current liabilities taken into account in the calculation of Net Working Capital) and deferred Tax liabilities, (e) capital lease obligations, (f) guarantees with respect to any indebtedness of any other Person of a type described in clauses (a) through (e) above, and (g) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (f). Notwithstanding the foregoing, “Indebtedness” shall not include (i) any Indebtedness incurred by the Seller and any of their Affiliates (and subsequently assumed by the Hyla) on the Closing Date in connection with the Self-financing Note, (ii) any endorsement of negotiable instruments for collection in the Ordinary Course of Business, (iii) any deferred revenue, and (iv) any amounts taken into account in the determination of the Seller’s and Hyla’s Transaction Expenses (which amounts shall be borne solely by the Seller). For any Indebtedness payable in non-United States dollars, the amount of such Indebtedness will be determined by using the Exchange Rates to denominate the value of such Indebtedness in United States dollars.

“Indemnified Party” has the meaning set forth in Section 9.4.

“Indemnifying Party” has the meaning set forth in Section 9.4.

“Insurance Policies” has the meaning set forth in Section 4.15.

“Intellectual Property” means any and all rights in or arising out of any of the following in any jurisdiction throughout the world: (i) patents and patent applications; (ii) trademarks, service marks, trade dress, trade names, corporate names and logos, as well as all goodwill related thereto; (iii) copyrights and mask works; (iv) internet domain names, all associated web addresses, URLs, websites and web pages, and all content and data thereon or relating thereto; (v) trade secrets under applicable Law, know-how, inventions, discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; and (vi) registrations, applications for registration, and renewals of, any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means the actual knowledge, after reasonable inquiry, of Nick Mehdi, Chief Executive Officer of Hyla..

“Later Unaudited Balance Sheet” shall have the meaning as set forth in the definition of Financial Statements.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, tariff, treaty, directive (to the extent having the force of law), Order, rule, or regulation.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include consequential, indirect, special, exemplary, punitive or similar damages, except to the extent actually awarded to a Governmental Authority or other third party.

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“Material Adverse Effect” means any event, act, change, effect, circumstance, state of facts, or development (a “Change”) that has, or would reasonably be expected to have, individually or in the aggregate with any other Change, a material and adverse effect on the business, financial condition, assets, prospects, or results of operations of Hyla or on the ability of Hyla to consummate the transactions contemplated hereby on a timely basis; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or may be, a Material Adverse Effect: (a) any Change affecting the United States of America’s or foreign economies’ securities or financial, banking, or credit markets (including changes in interest or exchange rates) or geopolitical conditions in general; (b) any Change that generally affects any industry in which Hyla operates; (c) any Change that results from any action taken (or failure to take any action) by Hyla or any Seller as required by or in compliance with this Agreement or with the prior, written consent of or at the prior, written request of Endexx; (d) any Change that results from a change in applicable Law or accounting rules; (e) the failure of Hyla to meet any of its internal projections (it being understood that the facts or occurrences giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect to the extent permitted by this Agreement); (f) any Change that results from natural disasters or acts of nature, hostilities, acts of war, sabotage, terrorism, or military actions, or any escalation or material worsening of any such hostilities, acts of war, sabotage, terrorism, or military actions; (g) any Change resulting from the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement; (h) any breach by Endexx of its obligations under this Agreement, or (i) any epidemic, plague, pandemic, or other outbreak of illness or public health event, including, without limitation, the coronavirus disease known as COVID-19, except, in the case of each of clauses (a), (b), and (i), above, to the extent any such Change has had a disproportionate effect on the business of Hyla compared to other participants in the industries in which Hyla conducts its business.

“Material Contract” has the meaning set forth in Section 4.8(a).

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment, or award of a Governmental Authority.

“Ordinary Course of Business” means, with respect to Hyla, the ordinary and usual course of business of Hyla, consistent with past practice.

“Owned Real Property” has the meaning set forth in Section 4.11(b).

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“Permitted Encumbrances” means, (a) for periods prior to the Closing, Encumbrances securing the obligations of Hyla (which Encumbrances shall be released and removed prior to or as of the Closing), (b) Encumbrances for Taxes, assessments and other government charges not yet due and payable or which are being contested in good faith by appropriate proceedings and, in each case, for which appropriate reserves have been created in accordance with GAAP, (c) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’, or other like Encumbrances arising in the Ordinary Course of Business for amounts that are not yet due and payable or that are being contested in good faith by appropriate proceedings and, in each case, for which appropriate reserves have been created in accordance with GAAP that do not result from any breach, violation or default by Hyla of any Contract or applicable Law, (d) Encumbrances securing rental payments under capitalized leases to the extent any such Encumbrance is contained within the applicable lease itself, (e) Encumbrances in favor of the lessors of Real Property leased by Hyla to the extent any such Encumbrance is contained within the applicable lease itself, or encumbering the interests of such lessors in Real Property, (f) non-exclusive licenses of Intellectual Property rights granted in the Ordinary Course of Business that, individually or in the aggregate, do not, and would not reasonably be expected to, materially interfere with the use of the Intellectual Property by Hyla, (g) easements, rights-of-way, covenants, restrictions, and other encumbrances of record as of the date hereof that an accurate survey would show, and (h) the Encumbrances set forth on Section 1.1(c) of the Disclosure Schedules.

“Person” means any individual, corporation (including any not for profit corporation), general or limited partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity, or Governmental Authority.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of Hyla for any Pre-Closing Tax Period.

“Qualified Hyla Plans” has the meaning set forth in Section 4.14(a).

“Real Property” means the real property owned, leased, or subleased by Hyla, together with all buildings, structures and facilities located thereon.

“Real Property Leases” has the meaning set forth in Section 4.11(a).

“Related Persons” has the meaning set forth in Section 4.18.

“Representatives” means, with respect to any Person, any director, manager, officer, agent, employee, general partner, member, stockholder, advisor, accountant, financing source or other representative of such Person.

“Schedule Supplement” has the meaning set forth in Section 6.7.

“Self-financing Note” is the Promissory Note of Acquisition, the form of which is attached to this Agreement as Exhibit SfN.

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“Seller’s and Hyla’s Transaction Expenses” means, with respect to the Seller and Hyla, the aggregate amount of all fees, costs, and expenses of the Seller and Hyla incurred or payable prior to or as of the Effective Time (and not paid prior to the Effective Time) in connection with this Agreement and the transactions contemplated hereby (including those that become due and payable at or after the Closing pursuant to Contracts or other arrangements entered into by or on behalf of the Seller of Hyla prior to the Effective Time in connection with this Agreement and the transactions contemplated hereby), including all fees (including brokers and finders fees) and expenses payable to attorneys, investment bankers, accountants, and other professional advisors retained by the Seller or Hyla or any Affiliate on behalf of the Seller or Hyla, including those arising out of or incidental to the discussion, evaluation, negotiation, and documentation of the transactions contemplated hereby, in each case whether or not accrued or invoiced. For the avoidance of doubt, no fees or expenses of Endexx, Acquisition Sub, or their Affiliates or accrued prior to the Closing in connection with this Agreement and the transactions contemplated hereby are included in “Seller’s and Hyla’s Transaction Expenses”.

Straddle Period” has the meaning set forth in Section 6.6(c).

“Tax” or “Taxes” means (a) all federal, state, county, local, municipal, foreign and other net income, gross income, gross receipts, alternative, estimated, sales, use, ad valorem, value added, transfer, conveyance, franchise, profits, registration, license, lease, service, service use, withholding, payroll, employment, excise, severance, social security, welfare, workers’ compensation, unemployment, disability, environmental, stock, stamp, capital production, occupation, premium, real, personal or intangible property, windfall profits, transaction, title, customs, duties, levies, tariffs, imposts, amounts due under any escheat or unclaimed property Law or other taxes, fees, assessments or charges of any kind whatsoever (including any amounts resulting from the failure to file any Tax Return), (b) any interest and penalties, fines or additions to tax or additional amounts imposed in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return; and (c) any liability for payment of amounts described in clauses (a) or (b) whether as a result of transferee or successor liability, of being a member of an affiliated, consolidated, combined, unitary or similar group for any period or otherwise through operation of Law; and (d) any liability for the payment of amounts described in clauses (a), (b), or (c) as a result of any Tax sharing, Tax indemnity or Tax allocation agreement or any similar agreement.

“Tax Claim” has the meaning set forth in Section 6.6(d).

“Tax Returns” means any report, filing, form, declaration, return, information return, claim for refund, election, disclosure, estimate, statement, or other document required by a Governmental Authority to be made, prepared, or filed by Law in connection with Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Termination Date” has the meaning set forth in Section 10.1(b).

“Third-party Claim” has the meaning set forth in Section 9.4(a).

“Transaction Documents” means this Agreement, the Self-financing Note, and _____________.

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“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Unaudited Balance Sheet” shall have the meaning as set forth in the definition of Financial Statements.

“Union” has the meaning set forth in Section 4.16(b).

Section 1.2 Interpretive Provisions. Unless the express context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section, Subsection, Recital, Schedule, or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules, or Exhibits of this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors, and assigns; provided, however, that nothing contained in this clause (g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) references herein to any Contract (including this Agreement) mean such Contract as amended, supplemented, or modified from time to time in accordance with the terms thereof;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented, or superseded in whole or in part, and in effect from time to time;

(l) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

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(m) the word “or” is not exclusive; and

(n) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

The parties acknowledge and agree that (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement.

ARTICLE 2

THE CONTROL ACQUISITION

Section 2.1 The Control Acquisition. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Acquisition Sub will acquire the shares of Hyla Control Stock from the Seller.

Section 2.2 Effective Time. On the terms and subject to the provisions of this Agreement, at the Closing, (a) Endexx shall issue to the Seller the shares of Endexx Closing Stock in accordance with the information set forth on the Closing Issuance Schedule and (b) Acquisition Sub shall execute and deliver to the Seller the Self-financing Note (the effective time of the Acquisition being hereinafter referred to as the “Effective Time”). If any shares of Endexx Closing Stock are to be issued to a Person other than a Seller, it shall be a condition to such issuance that the Person requesting such issuance shall pay to Endexx any Transfer Tax or other Tax required as a result of such issuance to a Person other than a Seller or establish to the reasonable satisfaction of Endexx that such Tax has been paid or is not payable.

Section 2.3 Effect of the Control Acquisition. The Acquisition shall have the effects set forth herein. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, Acquisition Sub shall be the record and beneficial owner of the shares of the Hyla Control Stock.

Section 2.4 Directors and Officers. Subject to Section 3.2(a)(vi), the sole director and officer of Hyla, in each case immediately prior to the Effective Time, shall, from and after the Effective Time, be one of the directors and offices, respectively, of Hyla. Such current individual shall serve until the soonest to occur of (i) his death, (ii) disability, (iii) resignation, or (iv) the Self-financing Note has been satisfied in full or otherwise retired.

Section 2.5 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Hyla shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split), or combination, exchange, or readjustment of shares, or any stock dividend or distribution paid in stock, the issuance of the shares of Endexx Closing Stock pursuant to this Agreement shall be appropriately adjusted to reflect such change.

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Section 2.6 Closing Issuance Schedule. At least two (2) Business Days before the Closing, Hyla shall prepare and deliver to Endexx a schedule (the “Closing Issuance Schedule”), certified by the Chief Executive Officer or the Chief Financial Officer of Hyla, which shall set forth, as of immediately prior to the Effective Time, (a) the names and addresses of all stockholders and the number (and class) of shares of Hyla Common Stock held by each such stockholder and, (b) calculations of the shares of Endexx Closing Stock. The parties agree that Endexx shall be entitled to rely on the Closing Issuance Schedule in issuing the shares of Endexx Closing Stock to the Seller pursuant to this Agreement and that Endexx shall not be responsible for the calculations or the determinations regarding such calculations in such Closing Issuance Schedule.

ARTICLE 3

THE CLOSING

Section 3.1 Closing Date. Subject to the terms and conditions of this Agreement, the consummation of the Acquisition (the “Closing”) shall take place at 10:00 A.M. Pacific Time on the second (2nd) Business Day after the date that the conditions set forth in Article 7 and Article 8 (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to waive the same, or at such other time and date that Hyla and Endexx may agree in writing, but no earlier than August 31, 2022. The Closing shall be conducted electronically via email. The date upon which the Closing occurs is referred to herein as the “Closing Date.”

Section 3.2 Closing Deliverables.

(a) At or prior to the Closing, the Seller and Hyla shall deliver, or cause to be delivered, to Endexx:

(i) at least two (2) Business Days prior to the Closing, the Closing Issuance Schedule;

(ii) at least two (2) Business Days prior to the Closing, payoff letters for all Hyla Indebtedness outstanding as of immediately prior to the Effective Time that is to be paid off by Hyla at the Closing, which payoff letters shall indicate that the lenders of such Indebtedness have agreed to release all Encumbrances in respect of such Indebtedness relating to the assets and properties of Hyla upon receipt of the amounts indicated in such payoff letters, except the promissory note of Hyla in favor of Umais Abubaker;

(iii) discharges, UCC termination statements, or other appropriate releases, in form and substance reasonably satisfactory to Endexx, which, when filed, will release and satisfy any and all Encumbrances (other than Permitted Encumbrances) relating to any assets or properties of Hyla;

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(iv) a certificate, dated as of the Closing Date and signed by the Chief Executive Officer of Hyla, certifying that (A) each of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied, (B) attached thereto are true and complete copies of all resolutions adopted by Hyla’s Board authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (C) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(v) good standing certificate (or the equivalent) for Hyla from the secretary of state or similar Governmental Authority of the State of Delaware; and

(vi) such other documents or instruments as Endexx reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(b) At the Closing, Endexx and Acquisition Sub shall deliver, or cause to be delivered, the following:

(i) The shares of Endexx Closing Stock to the Seller (or such other Person as may be specified, as relevant) in accordance with the Closing Issuance Schedule;

(ii) The Self-financing Note to the Seller;

(iii) a certificate, dated as of the Closing Date and signed by a duly authorized officer of Endexx, certifying that (A) each of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied, (B) attached thereto are true and complete copies of all resolutions adopted by the board of directors of Endexx and Acquisition Sub authorizing the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, and (C) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(iv) good standing certificates (or the equivalent) for (A) Endexx from the secretary of state or similar Governmental Authority of the State of Nevada and (B) Acquisition Sub from the secretary of state or similar Governmental Authority of the State of Nevada; and

(v) such other documents or instruments as the Seller may reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND HYLA

Except as set forth in the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”), the Seller and Hyla, jointly and severally, represent and warrant to Endexx, as of the date hereof and as of the Closing Date, as follows:

Section 4.1 Organization and Power. Hyla is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Hyla has all requisite organizational and corporate power and authority necessary to own, lease or operate its properties and other assets that it purports to own, lease, or operate and to carry on its businesses as now conducted and as has been conducted in the past three years. Hyla is qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Hyla has made available to Endexx, prior to the execution of this Agreement, true and correct copies of Hyla Organizational Documents.

Section 4.2 Authority; Binding Obligation; Board Approval. Each of the Seller and Hyla has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and thereby and to perform his and its respective obligations hereunder and thereunder and, subject to, in the case of the consummation of the Acquisition, adoption of this Agreement by the action of the board of directors of Hyla, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller and by Hyla of this Agreement and the other agreements contemplated hereby and the consummation by the Seller and by Hyla of the transactions contemplated hereby and thereby have been duly authorized by all requisite individual action on the Seller’s part and by all corporate action on Hyla’s part and no other corporate proceedings on the Seller’s part and on Hyla’s part are necessary to authorize the execution, delivery or performance of this Agreement or other agreements contemplated hereby and thereby or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of the Seller and by Hyla and, assuming that this Agreement is a valid and binding obligation of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of each of the Seller and of Hyla, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity (collectively, the “Equitable Exceptions”).

(b) The Hyla Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of Hyla duly called and held or by unanimous written consent and, as of the date hereof, not subsequently rescinded or modified in any way and in accordance with the BIC and Hyla Organizational Documents, (i) determined that this Agreement and the transactions contemplated hereby, including the Control Acquisition, are fair to, and in the best interests of, Hyla’s stockholders and (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Control Acquisition.

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Section 4.3 Consents; No Conflict or Violation. The execution, delivery, and performance of this Agreement by the Seller and by Hyla and the Transaction Documents and the consummation by the Seller and by Hyla of the transactions contemplated hereby and thereby, including the Control Acquisition, do not and will not, (a) violate applicable Law, any Governmental Authorization or any Order, (b) require any Governmental Authorizations or declaration or filing with, or notice to, any Governmental Authority, (c) violate Hyla Organizational Documents, or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of Hyla.

Section 4.4 Capitalization. The authorized capital stock of Hyla consists of 1,000 shares of common stock. Section 4.4 of the Disclosure Schedules sets forth the issued and outstanding shares thereof as of the date of hereof. Such shares constitute the only issued and outstanding Equity Interests of Hyla. All of such Shares (i) have been duly authorized, are validly issued, fully paid, and non-assessable, (ii) are not subject to, and were not issued in violation of, any preemptive right, (iii) are free and clear of all Encumbrances (other than restrictions on transfer arising under federal or state securities Laws), and (iv) were issued in compliance with applicable Law. Except for such Shares, Hyla has no other outstanding Equity Interests. There are no authorized or outstanding rights, subscriptions, warrants, or options to purchase or otherwise acquire any Equity Interests of Hyla or securities or obligations of any kind convertible into or exchangeable for any Equity Interests of Hyla or any outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation, or other similar rights with respect to Hyla or any of its Equity Interests. There is no commitment by Hyla to issue, sell, or grant any Equity Interests or to repurchase or redeem any Equity Interests of Hyla. Any distributions, dividends, repurchases, and redemptions of the Equity Interests of Hyla were undertaken in compliance with Hyla Organizational Documents then in effect, any agreement to which Hyla then was a party, and in compliance with applicable Law. Section 4.4 of the Disclosure Schedules sets forth as of the date hereof the name of each Person that is a registered or beneficial owner of any of such Shares and the number of such Shares owned by such Person. There are no voting trusts, stockholders agreements, proxies, or other agreements or understandings in effect with respect to the voting or transfer of such Shares.

Section 4.5 No Subsidiaries. Hyla does not own or have any interest in any Equity Interest or have an ownership interest in any other Person.

Section 4.6 Financial Statements; No Undisclosed Liabilities; Inventory.

(a) Hyla has furnished Endexx with complete copies of the Financial Statements. The Financial Statements (i) were prepared in accordance with GAAP, subject in the case of the Unaudited Balance Sheet to (A) the absence of footnote disclosures and (B) changes resulting from normal year-end adjustments (each of which would be immaterial individually and in the aggregate to the Unaudited Balance Sheet), and (ii) present fairly in all material respects the financial condition and results of operations of Hyla as of the times and for the periods referred to therein. Hyla maintains a standard system of accounting established and administered in accordance with GAAP, such that the Financial Statements are capable being audited for the fiscal year ended December 31, 2021 and reviewed for the three- and six-month periods ended June 30, 2022 and 2021.

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(b) Hyla has no liabilities, obligations, or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (i) those that are adequately reflected or reserved against in the Unaudited Balance Sheet, (ii) those that have been incurred in the Ordinary Course of Business since the date of the Unaudited Balance Sheet and that are not, individually or in the aggregate, material in amount, and (iii) the Seller’s and Hyla’s Transaction Expenses (which shall be solely born by the Seller).

(c) The cost of inventory reflected on the books and records of Hyla is calculated in accordance with the historical practices of Hyla that were used in calculating the inventory set forth in the Unaudited Balance Sheet.

Section 4.7 Absence of Certain Developments. During the period from the date of the Later Unaudited Balance Sheet to the date of this Agreement, Hyla has conducted its businesses in the Ordinary Course of Business in all material respects. Since the date of the Later Unaudited Balance Sheet, there has been no event, occurrence, or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor, except as set forth in Section 4.7 of the Disclosure Schedules, has there been any action taken or failure to act by Hyla that, if taken or failed to be taken during the period from the date of this Agreement through the Effective Time without Endexx’s prior, written consent, would constitute a breach of any of subsection (viii), (x), (xi), or (xiii) of Section 6.1(b).

Section 4.8 Contracts and Commitments.

(a) Section 4.8(a) of the Disclosure Schedules sets forth a true and complete list of the following Contracts to which Hyla is a party:

(i) any collective bargaining, works council, shop, enterprise, or recognition agreement or other Contract with any Union;

(ii) any employment agreement with any employee of Hyla;

(iii) any Contract relating to (A) Indebtedness or (B) the mortgaging, pledging, or otherwise placing of an Encumbrance (other than Permitted Encumbrances) on any of Hyla’s assets;

(iv) any lease or agreement under which it is the lessee of, or holds or operates any personal property owned by any other party, or lease or agreement under which it is the lessor of or permits any third party to hold or operate any Hyla property, real or personal;

(v) any Contract, other than purchase orders entered into in the Ordinary Course of Business, (A) with the ten (10) customers and five (5) suppliers/vendors of Hyla that have purchased from or sold to, as applicable, Hyla the most products or services (based upon consideration received/paid by Hyla) during each of (i) the 12-month period ended as of the date of the Unaudited Balance Sheet and (ii) the six-month period ended as of the date of the Unaudited Balance sheet, (B) for the purchase or sale of materials, supplies, merchandise, equipment, parts, or other property or services with other customers or suppliers requiring aggregate future payments in excess of $100,000, or (C) any guaranty of any obligation described in clauses (A) and (B);

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(vi) any Contract for capital expenditures or the acquisition or construction of fixed assets for the benefit and use of Hyla, the performance of which involves unpaid commitments or liabilities in excess of $100,000;

(vii) any Contract (A) for the acquisition (by merger or otherwise) of any business or securities of another Person or all or substantially all of the of the assets of another Person or (B) for the disposition of the assets or of any business enterprise of Hyla other than dispositions of inventory and products of Hyla in the Ordinary Course of Business, in each case that is the source of any surviving rights, obligations, or other provisions;

(viii) any license, sublicense, consent to use agreement, settlement, coexistence agreement, covenants not to sue, permission, or other Contract pursuant to which Hyla grants rights to any third party or receives a grant of rights from any third party to use any Intellectual Property material to the operation of the business of Hyla, other than agreements relating to off-the-shelf commercially available software available for an annual or one time license fee of less than $25,000 in the aggregate;

(ix) any Contract that requires Hyla to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(x) any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting, or advertising Contract;

(xi) any Contract with any Governmental Authority;

(xii) any Contract that limits the ability of Hyla to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xiii) any Contract that provides for any joint venture, partnership, or similar arrangement by Hyla; and

(xiv) any other Contract involving aggregate consideration in excess of $100,000 and that, in each case, cannot be cancelled by Hyla without penalty or without more than 90 days’ notice.

Each Contract of the type described in clauses (i) through (xiv) above (and each Real Property Lease required to be listed in Section 4.11(a) of the Disclosure Schedules) is referred to herein as a “Material Contract”.

(b) Hyla has made available to Endexx a true and complete copy (including all amendments or modifications thereto) of each Material Contract (other than purchase orders entered into in the Ordinary Course of Business).

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(c) With respect to each Material Contract, neither Hyla nor, to the Knowledge of Hyla, any other party thereto is (with or without the lapse of time or the giving of notice, or material breach or default under such Material Contract, or has provided or received any notice of any written intention (or to Hyla’s Knowledge, verbal notice) to terminate such Material Contract.

(d) Except as set forth on Section 4.8(d) of the Disclosure Schedules, the execution, delivery, and performance by Hyla of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby do not and will not conflict with or result in any material breach of, constitute a material default or an event that, with or without notice or lapse of time or both, would constitute a material default under, or result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any, or require any consent, notice or other material action by any Person under, the provisions of any Material Contract. No event has occurred, is pending or, to Hyla’s Knowledge, threatened in writing, which after the giving of notice, lapse of time or otherwise would constitute a material breach or default by Hyla under any Material Contract or, to Hyla’s Knowledge, any other party to any Material Contract or would result in a termination thereof or cause or permit the acceleration or other changes of any material right or obligation or the loss of any material benefit thereunder.

(e) Each Material Contract is in full force and effect and constitutes a legal, valid, and binding obligation of Hyla, and, to Hyla’s Knowledge, constitutes a valid and binding obligation of the other parties thereto in each case, except as such enforceability may be limited by the Equitable Exceptions.

Section 4.9 Compliance with Laws; Permits.

(a) Hyla is, and has always been, in compliance in all material respects with all Laws applicable to Hyla or its business, properties, or assets.

(b) (a) Hyla holds all Governmental Authorizations required to conduct its business, (b) all such Governmental Authorizations are valid and in full force and effect, and (c) Hyla is in compliance in all material respects with all such Governmental Authorities.

(c) Without limiting the generality of Section 4.9(a), since January 1, 2021, (i) Hyla has complied in all material respects with, satisfied the conditions of, and made all filings and notices and obtained all consents, permissions, approvals and authorizations (and otherwise performed all acts) required under, all tariffs (including trade tariffs) applicable to the business or operation of Hyla, including those issued under Section 232 of the United States Trade Expansion Act of 1962, as amended, and (ii) neither Hyla nor, to Hyla’s Knowledge, any Person acting on its behalf, has (A) violated, or engaged in any activity, practice or conduct that would violate, any applicable anti-corruption Laws; (B) used corporate funds or assets for any unlawful contribution, gift, entertainment or other unlawful expense, or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or (C) directly, or indirectly through Representatives, offered, promised, paid, given, or authorized the payment or giving of money or anything else of value, to any (1) official of any Governmental Authority or (2) other Person while knowing or having reason to believe that some portion or all of the payment or thing of value will be offered, promised or given, directly or indirectly, to an official of a Governmental Authority or another Person, in each case for the purpose of (x) influencing any act or decision of such official or such other Person in his, her, or its official capacity, including a decision to do or omit to do any act in violation of his, her, or its lawful duties or proper performance of functions or (y) inducing such official or such person or entity to use his, her or its influence or position with any Governmental Authority or other Person to influence any act or decision, in each case in order to obtain or retain business for, direct business to, or secure an improper advantage for, Hyla.

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Section 4.10 Litigation. Except as set forth on Section 4.10 of the Disclosure Schedules, there are no Actions pending or, to Hyla’s Knowledge, threatened in writing against Hyla or any of its assets or properties or officers, directors, or employees in their capacity as an officer, director, or employee, respectively, at Law or in equity, or before or by any Governmental Authority. Hyla is not subject to any material outstanding Order.

Section 4.11 Title to Real Property and Other Assets.

(a) Section 4.11(a) of the Disclosure Schedules sets forth a true and complete list of all of the Contracts under which Hyla leases or subleases any Real Property (the “Real Property Leases”). With respect to each Real Property Lease:

(i) Hyla has made available to Endexx a true and complete copy (including all amendments or modifications thereto) of each Real Property Lease required to be listed on Section 4.11(a) of the Disclosure Schedules.

(ii) Each Real Property Lease is in full force and effect, and Hyla holds a valid and existing leasehold interest under each such lease; and neither Hyla nor, to Hyla’s Knowledge, any party thereto is (with or without the lapse of time or giving notice, or both) in material breach or default under such lease. Hyla is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy, or enjoyment of any Real Property leased by Hyla.

(b) Section 4.11(b) of the Disclosure Schedules lists the address of any Real Property owned by Hyla (the “Owned Real Property”). With respect to the Owned Real Property:

(i) Hyla has good and marketable fee simple title thereto, free and clear of all Encumbrances, other than Permitted Encumbrances;

(ii) Hyla has not leased or otherwise granted to any Person the right to use or occupy the Owned Real Property or any portion thereof;

(iii) Hyla has made available to Endexx true and complete copies of (A) the deeds and other instruments (as recorded) by which Hyla acquired the Owned Real Property and (B) all title insurance policies, opinions, abstracts, and surveys in the possession of Hyla and relating to the Owned Real Property; and

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(iv) the use and operation of the Owned Real Property in the conduct of Hyla’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or agreement, in each case applicable to Hyla, its business, or the Owned Real Property. There are no Actions pending nor, to Hyla’s Knowledge, threatened against or affecting the Owned Real Property in the nature or in lieu of condemnation or eminent domain proceedings.

(c) Hyla has good and valid title to, or a valid leasehold interest in, all personal property and other assets (excluding Real Property) reflected in the Unaudited Balance Sheet or acquired after the date of the Unaudited Balance Sheet, other than properties and assets sold or otherwise disposed of in the Ordinary Course of Business since the date of the Unaudited Balance Sheet. Except as set forth on Section 4.11(c) of the Disclosure Schedules, all such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances.

(d) To the actual conscious knowledge (as opposed to constructive knowledge) of the Knowledge Persons, the material assets of Hyla that constitute machinery or equipment used in the operation of the business of Hyla as currently conducted are in good operating condition and repair, except for ordinary, routine maintenance and repairs that are not material in nature or cost, individually or in the aggregate.

Section 4.12 Tax Matters.

(a) All Tax Returns required to be filed by or with respect to Hyla have been timely (within any applicable extension periods) filed, and all such Tax Returns are true, complete, and correct in all respects and were prepared in accordance with applicable Laws.

(b) Hyla has fully and timely paid, or there has been paid on their behalf, all Taxes due and owing by Hyla (whether or not shown to be due on any Tax Return).

(c) Hyla has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder, or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(d) No claim has been made by any Governmental Authority in any jurisdiction where Hyla does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(e) Hyla is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Taxes.

(f) The amount of Hyla’s liability for unpaid Taxes for all periods ending on or before the date of the Unaudited Balance Sheet does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Unaudited Balance Sheet. The amount of Hyla’s liability for unpaid Taxes for all periods following the date of the Unaudited Balance Sheet shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of Hyla (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

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(g) All deficiencies for Taxes asserted or assessed in writing against Hyla have been fully and timely (within any applicable extension periods) paid, settled, or properly reflected in the Financial Statements.

(h) No audit or other Action by any Governmental Authority is pending or, to the Knowledge of Hyla, threatened in writing with respect to any Taxes due from or with respect to Hyla.

(i) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from Hyla for any taxable period and no request for any such waiver or extension is currently pending.

(j) Hyla has made available to Endexx copies of all federal, state, local, and foreign income, franchise, and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, Hyla for all Tax periods ending after December 31, 2015.

(k) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of Hyla.

(l) Hyla is not a party to, or bound by, any Tax indemnity, Tax sharing, Tax allocation agreement, or similar agreement.

(m) Hyla has never been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. Hyla has no liability for Taxes of any Person (other than Hyla) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(n) Hyla will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

(i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(ii) an installment sale or open transaction occurring on or prior to the Closing Date;

(iii) a prepaid amount received on or before the Closing Date;

(iv) any closing agreement under Section 7121 of the Code, or similar provision of state, local, or foreign Law, entered into on or before the Closing Date; or

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(v) any election under Section 108(i) of the Code.

(o) Hyla is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(p) Hyla has not, within the past six years, been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(q) Hyla is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(r) No property owned by Hyla is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.’

Section 4.13 Intellectual Property.

(a) Section 4.13(a)(i) of the Disclosure Schedules sets forth all of Hyla’s Registered Intellectual Property. All of Hyla’s Registered Intellectual Property is subsisting, in full force and effect and, to Hyla’s Knowledge, valid and enforceable. Except as disclosed in Section 4.13(a)(ii) of the Disclosure Schedules, Hyla is the exclusive owner of all right, title, and interest in and to Hyla’s Registered Intellectual Property, free and clear of all Encumbrances, except for Permitted Encumbrances. Hyla is the owner of, or has the valid right to use, all other Intellectual Property necessary for or used in the business of Hyla as currently conducted (collectively with Hyla’s Registered Intellectual Property, “Hyla’s Intellectual Property”), in each case free and clear of Encumbrances other than Permitted Encumbrances.

(b) The conduct of Hyla’s business as currently conducted, including the use of Hyla’s Intellectual Property by Hyla in connection therewith, and the products, processes and services of Hyla do not infringe, misappropriate, or violate any Intellectual Property rights of any other Person. There are no Actions that are currently pending, or since Hyla’s inception that have been brought or, to the Knowledge of Hyla, are threatened in writing against Hyla challenging the ownership, use, validity, or enforceability of any of Hyla’s Intellectual Property or alleging any infringement, misappropriation, or other violation by Hyla of the Intellectual Property of any Person. To the Knowledge of Hyla and since Hyla’s inception, no Person has infringed, misappropriated, or otherwise violated or is infringing, misappropriating, or otherwise violating any of Hyla’s Intellectual Property, and no such claims have been made or are pending against any Person by Hyla.

(c) Since Hyla’s inception, there has not been any malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of Hyla’s IT Systems that has resulted or is reasonably likely to result in substantial disruption or damage to the business of Hyla and that has not been remedied. Hyla has taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of Hyla’s IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements.

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(d) Hyla has complied in all material respects with all applicable Laws and all of its publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of Hyla’s business. Since Hyla’s inception, Hyla has not (i) experienced any data breach or other security incident involving personal information in its possession or control or (ii) received any written notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning Hyla’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security or data breach notification.

Section 4.14 Employee Benefit Plans.

(a) Section 4.14(a) of the Disclosure Schedules lists each “employee benefit plan” (as defined under Section 3(3) of ERISA), employment, severance, termination, retirement, profit sharing, cash or equity-based incentive, bonus, performance award, phantom equity, deferred compensation, retention, change in control, pension, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125, cafeteria, fringe-benefit or other employee compensation or benefit plan, program, policy, arrangement, agreement, fund or commitment, sponsored, maintained or required to be contributed to by Hyla or any ERISA Affiliate or with respect to which Hyla has any liability (the “Hyla Plans”). Hyla has made available to Endexx accurate, current and complete copies of (i) each of the Hyla Plans and (ii) with respect to each of the Hyla Plans, the most recent summary plan description, the two most recently filed IRS Form 5500 annual reports, the IRS determination letter or opinion letter issued by the IRS, any trust agreement or other funding arrangement, custodial agreement, insurance policy and contract, administration agreement and similar agreement, and investment management or investment advisory agreement, now in effect, actuarial valuations and reports with respect to the two most recently completed plan years, the most recent nondiscrimination tests performed under the Code, and copies of material notices, letters or other correspondence from the IRS, Department of Labor, Department of Health and Human Services, Pension Benefit Guaranty Corporation or other Governmental Authority relating to Hyla Plan.

(b) With respect to each of the Hyla Plans: (i) such Hyla Plan and any related trust has been established, operated and administered in material compliance with its terms and all applicable Laws (including ERISA and the Code); and (ii) all benefits, contributions, premiums and expenses to or in respect of such Hyla Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued and reserved for on Hyla’s Financial Statements, in each case in accordance with the terms of such Hyla Plan, all applicable Laws and, as applicable, GAAP.

Section 4.15 Insurance Policies. All of the insurance policies maintained as of the date hereof by Hyla for the benefit of Hyla or any of its assets, businesses, operations, employees, officers, or directors (collectively, the “Insurance Policies”) are listed in Section 4.15 of the Disclosure Schedules. The Insurance Policies are in full force and effect and are valid, binding, and enforceable. True and complete copies of the Insurance Policies have been made available to Endexx. Hyla is not in breach or default in any material respect of its obligations under any of such Insurance Policies and all premiums due thereon have been timely paid. Except as set forth on Section 4.15 of the Disclosure Schedules, Hyla has never with respect to any of the Insurance Policies (a) had a claim disputed or rejected or a payment denied by any insurance provider, (b) had a claim in which there is an outstanding reservation of rights, (c) had the policy limit under any Insurance Policy exhausted or materially reduced, or (d) received any notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Insurance Policies.

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Section 4.16 Labor and Employment Matters.

(a) There are no Actions against Hyla pending, or to the Knowledge of Hyla, threatened in writing, relating to the employment, termination of employment of or failure to employ any individual.

(b) Hyla is not a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not any Union representing or purporting to represent any employee of Hyla, and, to Hyla’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor, to Hyla’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Hyla or any of its employees. Since Hyla’s inception, Hyla has been in compliance in all material respects with the terms of the collective bargaining agreements and other Contracts required to be listed on Section 4.16(b) of the Disclosure Schedules.

(c) Hyla has complied in all material respects with all applicable labor and employment Laws, including the National Labor Relations Act and other applicable Laws relating to wages, hours, benefits, classification, collective bargaining, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance and all other applicable occupational safety and health acts and Laws.

(d) Section 4.16(d) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of Hyla as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; (v) work location; (vi) employment status (i.e., active, disabled or on authorized leave and the reason therefor); and (vii) whether covered by a collective bargaining agreement. All compensation, including wages, commissions, bonuses, fees, and other compensation, payable to all employees, independent contractors, or consultants of Hyla for services performed prior to the date hereof have been paid in full (or accrued in full on the audited balance sheet contained in the Closing Working Capital Statement) and there are no outstanding agreements, understandings, or commitments of Hyla with respect to any compensation, commissions, bonuses, or fees.

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Section 4.17 Brokers. No broker, finder, or investment banker is entitled to any brokerage commissions, finders’ fees, or other fee, commission, or remuneration in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller or Hyla.

Section 4.18 Affiliate Transactions. Except for employment agreements entered into in the Ordinary Course of Business, no executive officer or director of Hyla, any member of such executive officer’s or director’s immediate family, any 5% or greater holder of Equity Interests of Hyla or any Affiliate of any of the foregoing (collectively, “Related Persons”) (a) is indebted to Hyla, nor does Hyla owe any amount to, or has committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (b) is involved in any material business arrangement or other relationship with Hyla or otherwise is a party to any Contract with or binding upon Hyla, or (c) has any interest in any property owned by Hyla.

Section 4.19 Books and Records. The minute books and stock record books of Hyla have been made available to Endexx, are complete and correct in all material respects, and have been maintained in accordance with applicable Laws. At the Closing, all of those books and records will be in the possession of Acquisition Sub.

Section 4.20 Customers and Suppliers. Section 4.20(a) of the Disclosure Schedules sets forth a list of the ten (10) largest customers and the five (5) largest suppliers/vendors of Hyla, as measured by the dollar amount of purchases therefrom or thereby, during and for each of (a) the fiscal year ended December 31, 2021 and (b) the six-month period ended June 30, 2022, and, in each case, the amount of consideration paid by or to each such customer or supplier during such period. Except as set forth in Section 4.20(b) of the Disclosure Schedules, since January 1, 2021, no such customer or supplier has (i) terminated its relationship with Hyla or materially reduced or changed in any materially adverse manner the terms on which such customer or supplier conducts business with Hyla or (ii) notified Hyla in writing that it intends to terminate or materially reduce its business with Hyla.

Section 4.21 Certain Other Representations or Warranties. Except for the representations and warranties contained in this Article 4 (including the related portions of the Disclosure Schedules), none of the Seller, Hyla, or any of their Representatives has made or makes any other express or implied representation or warranty, whether written or oral, on behalf of the Seller, Hyla, or any of their Affiliates, or Representatives, including with respect to (a) any estimates, projections, forecasts, plans, budget or prospect information relating to the business of Hyla (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans, budgets or prospect information) or (b) except for the representations and warranties contained in this Article 4 (including the related portions of the Disclosure Schedules), any oral or written information presented to Endexx or any of its Affiliates or Representatives in the course of their due diligence of Hyla, the business of Hyla, the negotiation of this Agreement, or in the course of the transactions contemplated hereby.

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(a) Accredited Investor. Each Seller is an “accredited investor” as defined in Rule 501(a) in Regulation D promulgated under the Securities Act of 1933, as amended. Each Seller is not a registered broker or a dealer under Section 15 of the Exchange Act. Each Seller has such experience in business and financial matters that he, she, or it is capable of evaluating the merits and risks of the acquisition of the shares of Endexx Closing Stock. Each Seller acknowledges that an investment in the shares of Endexx Closing Stock is speculative and involves a high degree of risk.

(b) General Solicitation. Each Seller is not purchasing the shares of Endexx Closing Stock as a result of any advertisement, article, notice, or other communication regarding such shares published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(c) Access to Information. Each Seller acknowledges that her, she, or it has reviewed Endexx’s most recent Annual Report on From 10-K and Quarterly Report on 10-Q, each as filed with the Securities and Exchange Commission during the 2022 calendar year and has been afforded (i) the opportunity to ask such questions as he, she, or it has deemed necessary of, and to receive answers from, representatives of Endexx concerning the terms and conditions of the offering of the shares of Endexx Closing Stock and the merits and risks of investing in the shares of Endexx Closing; (ii) access to information about Endexx and its financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate his, her, or its investment; and (iii) the opportunity to obtain such additional information that Endexx possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in the shares of Endexx Closing Stock. Each Seller has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the shares of Endexx Closing and has the ability to protect his, her, or its own interest in connection with such investment.

(d) Proportionality of Investment. Each Seller’s overall commitment to investments that are not readily marketable is not disproportionate to its individual net worth, and each Seller’s investment in the shares of Endexx Closing Stock will not cause such overall commitment to become excessive.

(e) Protection of Financial Requirements. Each Seller has adequate means of providing for his financial requirements, both current and anticipated, and has no need for liquidity in the shares of Endexx Closing Stock and can bear and is willing to accept the economic risk of losing his, her, or its entire investment in the shares of Endexx Closing Stock.

(f) Acquisition for Own Account. Each Seller is acquiring the shares of Endexx Closing Stock for his, her, or its own account and for investment purposes only and has no present intention, agreement or arrangement for the distribution, transfer, assignment, resale, or subdivision of the shares of Endexx Closing Stock.

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF ENDEXX AND ACQUISITION SUB

Endexx and Acquisition Sub represent and warrant to Hyla, as of the date hereof and as of the Closing Date, as follows:

Section 5.1 Organization. Endexx is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada.

Section 5.2 Authority; Binding Obligation. Each of Endexx and Acquisition Sub has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and no corporate proceedings on its respective part, other than as expressly contemplated by this Agreement, are necessary to authorize the execution, delivery, or performance of this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Endexx and Acquisition Sub and (assuming due authorization, execution, and delivery by each other party hereto) this Agreement constitutes a valid and binding obligation of Endexx and Acquisition Sub, enforceable against Endexx and Acquisition Sub in accordance with its terms, except as such enforceability may be limited by the Equitable Exceptions.

Section 5.3 No Defaults or Conflicts. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Endexx and Acquisition Sub, and performance by Endexx and Acquisition Sub of their respective obligations hereunder or thereunder do not and will not (a) violate the organizational documents of Endexx or Acquisition Sub, (b) materially contravene or conflict with, or result in any material violation or breach of, any of the terms or provisions of, or constitute a material default (with or without notice or lapse of time or both) under, any indenture, mortgage, or loan or any other material agreement or instrument to which Endexx or Acquisition Sub is a party or by which Endexx or Acquisition Sub is bound or to which the properties of Endexx or Acquisition Sub may be subject, or (c) assuming that all Governmental Authorizations in Section 5.4 have been obtained or made, result in any violation of any existing applicable Law or Order of any Governmental Authority having jurisdiction over Endexx or Acquisition Sub or any of its respective properties.

Section 5.4 No Authorization or Consents Required. Except for such filings by Endexx with the Securities and Exchange Commission under the Exchange Act or otherwise as Endexx reasonably determines to be necessary, appropriate or desirable, no Governmental Authorizations will be required to be obtained or made by Endexx or Acquisition Sub in connection with the execution, delivery, and performance by Endexx and Acquisition Sub of this Agreement and the other agreements contemplated hereby and the consummation by Endexx and Acquisition Sub of the transactions contemplated hereby or thereby.

Section 5.5 Sufficient Funds.

(a) The obligations of Endexx and Acquisition Sub hereunder are subject to the closing of the Financing.

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(b) Assuming the closing of the Financing, Endexx and the Acquisition Sub will have as of the Closing sufficient cash, available lines of credit, or other sources of immediately available funds to pay all amounts required to be paid by Endexx the Acquisition Sub in connection with this Agreement and the transactions contemplated hereby.

Section 5.6 No Prior Acquisition Sub Operations. Acquisition Sub was formed solely for the purpose of effecting the Control Acquisition and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

Section 5.7 Brokers. No broker, finder, or similar intermediary is entitled to any broker’s, finder’s, or similar fee or other commission in connection with this Agreement or the transactions contemplated hereby based on any agreement or arrangement made by or on behalf Endexx or Acquisition Sub.

Section 5.8 Financial Statements. The financial statements of Endexx and its consolidated subsidiaries for the fiscal years ended September 30, 2021 and 2019 and the three- and six-month periods ended March 31, 2022 and 2021 are included in the reports filed by Endexx with the Securities and Exchange Commission pursuant to the Exchange Act and were true and correct in all material respects when filed.

Section 5.9 Litigation. As of the date hereof, there is no Action pending or, to the actual knowledge of Endexx, threatened against Endexx, Acquisition Sub, or any of their respective Affiliates, or any material portion of its properties or assets that would reasonably be expected, individually or in the aggregate, to materially impair the ability of Endexx or Acquisition Sub to effect the transactions contemplated hereby. As of the date hereof, neither Endexx nor Acquisition Sub is subject to any unsatisfied Order that, individually or in the aggregate, would reasonably be expected to materially impair the ability of Endexx or Acquisition Sub to effect the transactions contemplated hereby.

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Section 5.10 Reliance. Each of Endexx and Acquisition Sub acknowledges that it and its Representatives have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, contracts, insurance policies (or summaries thereof) and other properties and assets of Hyla that they and their respective Representatives have desired or requested to see or review, and that they and their respective Representatives have had a full opportunity to meet with the officers and employees of Hyla to discuss the business of Hyla. Each of Endexx and Acquisition Sub acknowledges that neither the Seller, Hyla, nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information that the Seller or Hyla furnished or made available to Endexx or Acquisition Sub and their respective Representatives, except for representations and warranties by the Seller and Hyla expressly set forth in Article 4 (including the related portions of the Disclosure Schedules). Neither the Seller nor Hyla nor any other Person (including any Affiliate of the Seller or Hyla or their respective Representatives) shall have or be subject to any liability to Endexx, Acquisition Sub, or any other Person (including in contract or tort, at law, or in equity, under federal or state securities Laws or otherwise) resulting from the use of any information, documents, or material made available to Endexx or Acquisition Sub (or any omissions therefrom) in any “data rooms,” management presentations, due diligence, or in any other form in expectation of the transactions contemplated hereby, except that the foregoing shall not apply to any claim arising from actual fraud on the part of the Seller or Hyla or limit any of the express representations and warranties of the Seller or Hyla set forth in this Agreement (or any liability of the Seller for any breach thereof pursuant to Article 9). Each of Endexx and Acquisition Sub acknowledges that, should the Closing occur, Acquisition Sub shall acquire the Hyla Control Stock without any representation or warranty as to merchantability or fitness for any particular purpose of Hyla’s assets, in an “as is” condition and on a “where is” basis, except that the foregoing shall not apply to any claim arising from actual fraud on the part of the Seller or Hyla or limit any of the express representations and warranties of the Seller and Hyla set forth in this Agreement. Each of Endexx and Acquisition Sub acknowledges that, except for the representations and warranties of the Seller and Hyla contained in Article 4 (including the related portions of the Disclosure Schedules), neither the Seller nor Hyla nor any other Person has made, and neither Endexx nor Acquisition Sub has relied on, any other express or implied representation or warranty by or on behalf of, or with respect to, Hyla. Each of Endexx and Acquisition Sub acknowledges that neither Hyla nor any other Person, directly or indirectly, has made, and neither Endexx nor Acquisition Sub has relied on, any representation or warranty regarding the pro-forma financial information, financial projections, or other forward-looking statements of the Seller and Hyla (except as expressly set forth herein), and neither Endexx nor Acquisition Sub will make any claim with respect thereto.

ARTICLE 6

COVENANTS

Section 6.1 Conduct of Business of Hyla, Pre-Closing.

(a) During the period from the date of this Agreement to the earlier of the Closing and the termination of this Agreement in accordance with Article 10, except (i) as set forth on Section 6.1(a) of the Disclosure Schedules, (ii) as required by applicable Law, (iii) as otherwise contemplated by this Agreement, or (iv) with the prior, written consent of Endexx (such consent not to be unreasonably withheld, delayed, denied, or conditioned), Hyla shall (A) conduct its business in the Ordinary Course of Business and (B) use commercially reasonable efforts to (i) maintain and preserve intact its current organization, business, and franchise and (ii) preserve the rights, franchises, goodwill, and relationships of its employees, customers, lenders, suppliers, regulators, and others having business relationships with Hyla.

(b) During the period from the date of this Agreement to the earlier of the Closing and the termination of this Agreement in accordance with Article 10 and without limiting the generality of Section 6.1(a), except (i) as set forth on Section 6.1(b) of the Disclosure Schedules, (ii) as required by applicable Law, (iii) as otherwise contemplated by this Agreement or any of the Transaction Documents, or (iv) with the prior written consent of Endexx (such consent not to be unreasonably withheld, conditioned, delayed or denied), Hyla shall not:

(i) transfer, issue, sell, purchase, redeem, retire, or grant any Equity Interests of Hyla or grant any options, warrants, calls, or other rights to purchase or otherwise acquire Equity Interests of Hyla;

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(ii) reclassify, combine, split, subdivide, or amend the terms of any of its capital stock or issue or authorize the issuance of other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

(iii) amend any of its Organizational Documents;

(iv) except as required by the terms of any existing Hyla Plan as of the date hereof, grant any bonuses or materially increase the amount of any salary, wages, or cash incentive compensation to any employee, or enter into any employment or severance agreement with any employee, except (A) in the case of any bonus, any bonus granted in the Ordinary Course of Business that is not, individually or in the aggregate, material in amount and (B) in the case of any increase in compensation, increases made in the Ordinary Course of Business that do not exceed more than 2% per annum;

(v) increase or accelerate the payments to or benefits under any employment Contract or Hyla Plan except as required by the terms of any such employment Contract or Hyla Plan as of the date hereof, or as required by applicable Law, or adopt, modify in any material respect, or terminate any Hyla Plan, except as required by applicable Law;

(vi) not voluntarily recognize, or collectively bargain without the participation by and approval of Endexx with, any Unions as the collective bargaining representative of any employee of Hyla;

(vii) make, or enter into any commitment for, any capital expenditures of Hyla except for those contemplated in the budget of Hyla made available to Endexx prior to the date hereof and in any event not in excess of the aggregate amount set forth in the budget of Hyla for such portion of the applicable fiscal year attributable to the pre-Closing period;

(viii) (A) without duplication of subsection (vii), acquire or lease any material properties or assets or (B) sell, assign, license (or sublicense), transfer, convey, or otherwise dispose of any of the rights, properties, or assets of Hyla other than dispositions of inventory made in the Ordinary Course of Business;

(ix) make any capital investment in, or any loan to, any other Person;

(x) change its present Accounting Methodologies or principles in any material respect, except as required by GAAP or by Hyla’s auditors;

(xi) make, change, or rescind any material Tax election, amend any Tax Return, settle any material Tax claim relating to Hyla or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction other than in the Ordinary Course of Business that would have the effect of increasing the Tax liability or reducing any Tax asset of Endexx in respect of any Post-Closing Tax Period;

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(xii) other than in the Ordinary Course of Business, incur any Indebtedness other than unsecured current liabilities and obligations incurred in the Ordinary Course of Business, permit the imposition of any Encumbrance upon any of Hyla’s properties or assets, or cancel any indebtedness owed to Hyla;

(xiii) enter into or agree to enter into any merger or consolidation with any corporation or other entity, acquire the securities of any other Person, or adopt any plan of merger, consolidation, reorganization, liquidation, or dissolution;

(xiv) (A) enter into any Contract that would constitute a Material Contract unless such Contract (1) is entered into in the Ordinary Course of Business, (2) does not involve payments by Hyla of greater than $225,000 over the term of such Contract, and (3) is not of a type described in clauses (ii), (vii), (viii), (ix), (xii), or (xiii) of Section 4.8(a); (B) accelerate any Material Contract; (C) terminate any Material Contract (excluding the expiration of any Material Contract in accordance with its terms); or (D) knowingly make any material modification to any Material Contract that is adverse to Hyla;

(xv) enter into any Contract or transaction with a Related Person; or

(xvi) agree to take any of the foregoing actions.

(c) Nothing contained in this Agreement shall give Endexx or Acquisition Sub, directly or indirectly, rights to control or direct the operations of Hyla before the Closing Date. Before the Closing Date, Hyla shall, consistent with the terms and conditions of this Agreement and subject to the rights and obligations of the parties under this Agreement, exercise complete control and supervision over its operations.

Section 6.2 Access to Information; Confidentiality; Public Announcements.

(a) During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with Article 10, Hyla shall (i) give Endexx and its Representatives reasonable access during normal business hours to (and the right to inspect) all books, records, Contracts, offices and other facilities, properties, and data of Hyla as Endexx or its Representatives may from time to time reasonably request; provided, however, that any such access and inspection shall be conducted in a manner not to interfere with the business or operations of Hyla unreasonably; and (ii) furnish Endexx and its Representatives with such financial, operating, and other data and information relating to Hyla that Endexx may reasonably request (including monthly financial statements for periods following the date of the Later Unaudited Balance Sheet). Notwithstanding anything to the contrary in this Agreement, Hyla shall not be required to provide such access or disclose any information to Endexx or its Representatives, if doing so would, based on the advice of Hyla’s outside counsel, (A) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (B) violate any agreement or Law to which Hyla is a party or to which Hyla is subject (provided that, in either such case, Hyla and Endexx shall cooperate in seeking alternative means whereby such information may be disclosed to Endexx without jeopardizing any such privilege or violating any such agreement or Law).

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(b) No party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld, delayed, denied, or conditioned); provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure is upon advice of counsel (including in-house counsel) required by Law or stock exchange requirements, in which case the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

Section 6.3 Filings, Authorizations, and Consents.

(a) Subject to the terms and conditions herein, each party hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper, and advisable under applicable Law to consummate and make effective as promptly as practicable the transactions contemplated under this Agreement and the Transaction Documents. Subject to appropriate confidentiality protections, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

(b) Each of the parties shall cooperate with one another in good faith to prepare all necessary documentation to effect promptly all necessary filings, to give all notices and to obtain all consents, waivers, and approvals necessary to consummate the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with any Governmental Authority regarding any such filings or any such transaction.

(c) Notwithstanding the foregoing, nothing in this Section 6.3 shall require, or be construed to require, the Seller, Hyla, or any of their Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses, or interests of Hyla or any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, or interests that, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Hyla of the transactions contemplated by this Agreement; (iii) any material modification or waiver of the terms and conditions of this Agreement; (iv) expend any money to obtain any consent of any counterparty to any Contract of Hyla, or (v) commence or defend any Action.

Section 6.4 Further Assurances. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with Article 10, each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby. Each party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments, or other papers that are reasonably required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

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Section 6.5 Waiver of Conflicts; Attorney-Client Privilege. Notwithstanding anything to the contrary in any other agreement, recognizing that Clark Hill PLC has acted as legal counsel to Endexx and its respective Affiliates in connection with this Agreement, the Acquisition and the other transactions contemplated hereby, and that Clark Hill PLC intends to continue to act as legal counsel to Endexx, but will also act as legal counsel for Hyla and its respective Affiliates (other than the Seller) after the Closing, the Seller and Hyla hereby waive, on their own behalf and on behalf of their respective Affiliates, any conflicts that have arisen or may arise in connection with Clark Hill PLC representing Hyla and its Affiliates at or after the Closing other than in contesting and settling any claims on behalf of Endexx and Acquisition Sub arising out of this Agreement or resolving any other disputes hereunder, against Hyla and/or its Affiliates in litigation, arbitration, or mediation in connection therewith. Endexx, Acquisition Sub, and Hyla each consents, on its own behalf and on behalf of its Affiliates, to the continued representation of Endexx and Acquisition Sub, and the initiation of representation of Hyla and its Affiliates by Clark Hill PLC other than in connection with this Agreement, the Acquisition and the other transactions contemplated hereby, notwithstanding the fact that Clark Hill PLC may have represented, and may currently or in the future represent, Endexx, Acquisition Sub, and Hyla and/or any of their respective Affiliates with respect to unrelated matters and notwithstanding anything to the contrary in any other agreement. In addition, Endexx and Hyla each hereby acknowledges that its consent and waiver under this Section 6.6 is voluntary and informed, and that Endexx, Acquisition Sub, the Seller, and Hyla have each obtained independent legal advice with respect to this consent and waiver. Endexx, Acquisition Sub, the Seller, and Hyla each agree that Clark Hill PLC is an express third-party beneficiary of this Section 6.5.

Section 6.6 Tax Matters.

(a) Filing of Tax Returns by the Seller and Hyla. The Seller and Hyla shall timely prepare and file (or cause to be timely prepared and filed) all Tax Returns that are required to be filed by or with respect to Hyla that are due on or before the Closing Date (taking into account any extensions), and shall timely pay all Taxes that are due and payable on or before the Closing Date (taking into account any extensions). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law).

(b) Filing of Certain Tax Returns by Hyla and Acquisition Sub After the Closing Date. Hyla and Acquisition Sub (or Endexx if such tax returns of Hyla may be filed on a consolidated basis) shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by Hyla after the Closing Date with respect to any Pre-Closing Tax Period or any Straddle Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law or change in fact). Acquisition Sub shall provide a draft of any such material Tax Return to the Seller for their review and comment at least thirty (30) days prior to the due date for the filing thereof; provided, that, if any such material Tax Return is required to be filed within sixty (60) days of the ending date of the applicable Tax period, Acquisition Sub shall provide a draft of any such material Tax Return to the Seller for review and comment within such period of time prior to the due date for filing such material Tax Return as is reasonable under the circumstances to provide Seller an adequate opportunity to review and comment. Not later than ten (10) days (for material Tax Returns provided to Seller at least thirty (30) days prior to the due date for the filing thereof) or, within such reasonable time as may be applicable under the circumstances (for all other material Tax Returns), Seller shall notify Acquisition Sub in writing of any proposed changes that Seller may have to any item set forth on such material Tax Returns and the basis for any such changes and Acquisition Sub shall consider in good faith all such changes. If Seller do not provide a notice of proposed changes to Acquisition Sub for any such material Tax Returns within the time period specified in the preceding sentence, Acquisition Sub is permitted to assume that Seller have no proposed changes to any such material Tax Return.

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(c) Straddle Period. In the case of Taxes that are payable with respect to a taxable period that includes but does not end on the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(i) in the case of Taxes (A) based upon, or related to, income, receipts, profits, wages, capital, or net worth, (B) imposed in connection with the sale, transfer, or assignment of property, or (C) required to be withheld, deemed equal to the amount that would be payable if the taxable year ended with and included the Closing Date and

(ii) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on and including the Closing Date and the denominator of which is the number of days in the entire period.

(d) Tax Proceedings. Endexx shall promptly notify the Seller in writing upon receipt by Endexx or any of its Affiliates (including, following the Closing, and for the avoidance of doubt, the Acquisition Sub) of any written communication from a Governmental Authority concerning any pending or threatened audit, claim, demand or administrative or judicial proceeding relating to Tax matters of Hyla for any Pre-Closing Tax Periods in respect of which an indemnity may be sought by Endexx pursuant to Article 9 (a “Tax Claim”) describing such Tax Claim in reasonable detail; provided, that failure to comply with this provision shall not affect Endexx’s right to indemnification hereunder, except and only to the extent that the Seller forfeit rights or defenses or is otherwise materially prejudiced by reason of such failure. Endexx shall control the contest or resolution of any Tax Claim; provided, however, that Endexx shall obtain the prior written consent of the Seller (which consent shall not be unreasonably withheld, delayed, denied, or conditioned) before entering into any settlement of a Tax Claim or ceasing to defend a Tax Claim. The Seller shall be entitled to participate, at their sole cost, in the defense of a Tax Claim and to employ counsel of their choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by the Seller.

(e) Post-Closing Actions Relating to Taxes. Except as required by applicable Law or otherwise provided in this Section 6.6, Endexx shall not, and shall not permit any of its Affiliates (including, after the Closing, for the avoidance of doubt, the Acquisition Sub) to, without the prior written consent of the Seller (which consent shall not be unreasonably withheld, delayed, denied, or conditioned), (i) amend, refile or otherwise modify (or grant an extension of any statute of limitations with respect to) any Tax Return of Hyla for any Pre-Closing Tax Periods, (ii) voluntarily approach any Governmental Authority regarding any Tax matters of Hyla for any Pre-Closing Tax Period the result of which would reasonably be expected to have a material adverse effect on the Taxes of Hyla for any Pre-Closing Tax Period, (iii) take any action after the Closing that is outside the Ordinary Course of Business that would reasonably be expected to have material adverse effect on the Taxes of Hyla for any Pre-Closing Tax Period, or (iv) make or amend any Tax election with respect to Hyla with retroactive effect for a Pre-Closing Tax Period.

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(f) Cooperation on Tax Matters. Each party shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the preparation and filing of any Tax Return and any Action with respect to Taxes. Such cooperation shall include the retention and, upon request, the provision of records and information that are reasonably relevant to any such Tax Return or Action or any Tax planning and shall also include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each party further agrees, upon request, to use its commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including any Transfer Taxes).

(g) Conflicts. To the extent that any provision of Article 9 conflicts with any provision of this Section 6.6, the provisions of this Section 6.6 shall govern.

Section 6.7 Supplements to Disclosure Schedules. During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with Article 10, Hyla shall have the right to supplement or amend the applicable section(s) of the Disclosure Schedules with respect to any matter first arising after the date hereof that, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in such section(s) of the Disclosure Schedules (each, a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Article 7 have been satisfied, and if such matter results in a material inaccuracy or breach of any representation or warranty of Hyla contained in this Agreement, as reasonably determined by Endexx in good faith, then Endexx shall have the right to terminate this Agreement within five (5) Business Days of its receipt of such Schedule Supplement, by written notice to Hyla.

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Section 6.8 Financing; Financial Statements.

(a) The Financing (as that term is defined hereinbelow) shall consist of the sale by Endexx of one or more of its debentures, convertible into shares of Endexx Common Stock, and one or more warrants for the purchase of shares of Endexx Common Stock. The net proceeds to Endexx shall be approximately two million dollars ($2 million), of which approximately one and one-half million dollars ($1.5 million) shall be directed through the Acquisition Sub to Hyla for the purchase of additional inventory, working capital, marketing, and standard corporate purposes in connection with operating the business of Hyla and the remaining funds shall remain at Endexx for standard corporate purposes in connection with, inter alia, the costs associated with Endexx public filings under the Exchange Act. During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with Article 10, the Seller and Hyla shall use their commercially reasonable efforts to provide, and will use commercially reasonable efforts to cause their Representatives to provide, such cooperation (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Hyla) reasonably requested by Endexx in connection with the contemplated financing for the transactions contemplated by this Agreement (the “Financing”), including using commercially reasonable efforts to (a) facilitate the pledging of collateral and granting of security interests in connection with the Financing (subject to the occurrence of the Closing), (b) provide the documentation and other information about Hyla as is reasonably requested in connection with the Financing, (c) cause the taking of corporate actions (subject to the occurrence of the Closing) by Hyla reasonably necessary to permit the completion of the Financing, and (d) execute and deliver at the Closing definitive documents (if required in connection with the Financing), in form and substance reasonably acceptable to the Seller, related to the Financing; provided that Hyla shall not be required to incur any liability in connection with the Financing prior to the Closing.

(b) Following the Closing, the Seller, on a timely basis and at Seller’s sole cost and expense, shall provide such cooperation and assistance as Endexx may reasonably request in connection with the preparation of financial statements for Hyla for its 2021 fiscal year, the three- and six-months ended June 30, 2022 and 2021, and any fiscal period from and after July 1, 2022, which would include any (i) quarterly financial statements that may be subject to review by Endexx’s PCAOB registered public accounting firm and (ii) pro forma financial statements relating to the Closing, all as required by the Exchange Act, the rules and regulations of the Securities and Exchange Commission, or any rule or regulation of any securities exchange upon which the securities of Endexx are listed, quoted, or traded, which cooperation and assistance shall include access to, and compiling and organization of, the financial, accounting, and other information and records reasonably requested by Endexx in connection with the preparation of such financial statements (including copies of the books and records of Hyla).

Section 6.9 Endexx’s Transaction Expenses; Seller’s and Hyla’s Transaction Expenses. Endexx shall bear and be fully responsible for Endexx’s Transaction Expenses, whether or not the transactions contemplated by this Agreement shall close. The Seller shall bear and be fully responsible for the Seller’s and Hyla’s Transaction Expenses, whether or not the transactions contemplated by this Agreement shall close.

Section 6.10 Seller’s Contributions. Prior to the Closing, Seller shall contribute to Hyla all of Seller’s intellectual property, contracts, and all other items related to the conduct of its business other than its ownership of the capital stock of Hyla.

Section 6.11 Conduct of Business of Hyla and its Affiliates, Post-Closing. Endexx and EH Sub agree that the current management and officers of Hyla shall continue in their respective roles following the Closing. Endexx and EH Sub further agree that, until the Self-financing Note has been satisfied in full or otherwise retired, the Board of Directors of Hyla shall continue to be appointed by Seller.

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Section 6.12 Covenants Against Competition and Solicitation by Seller’s Equity Holders. Each of the Seller’s equity holders understands and agrees that for Endexx a material term and condition of the transactions contemplated hereby is the acknowledgement and agreement by each equity holder of the Seller of their respective covenants against competition and solicitation as set forth on Exhibit Cov, the form of which each such equity holder shall execute in connection with the Closing.

ARTICLE 7

CONDITIONS TO OBLIGATIONS OF ENDEXX AND ACQUISITION SUB

The obligations of Endexx and Acquisition Sub under this Agreement to effect the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by Endexx:

Section 7.1 Representations and Warranties Accurate. On and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties expressly stated to relate to an earlier date, in which case, as of such earlier date), each of (a) the representations and warranties set forth in Section 4.1 (Organization and Power), Section 4.2 (Authority; Binding Obligation; Board Approval), Section 4.4 (Capitalization), and Section 4.17 (Brokers) shall be true and correct in all respects, and (b) the representations and warranties contained in Article 4 (other than those contained in the Sections listed in clause (a) of this Section 7.1) shall be true and correct in all material respects; provided, that clause (b) shall be deemed satisfied unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 7.2 Performance. The Seller and Hyla shall have performed and complied in all material respects with all agreements and covenants required by this Agreement prior to or on the Closing Date.

Section 7.3 No Legal Prohibition or Action. On the Closing Date, there shall exist no (a) Order issued by any Governmental Authority or court of competent jurisdiction that prohibits the consummation of the transactions contemplated under this Agreement or the Transaction Documents or (b) pending Action against Endexx, Acquisition Sub, or Hyla that attempts to enjoin the consummation of the transactions contemplated under this Agreement or the Transaction Documents.

Section 7.4 Consents. All approvals, consents and waivers that are listed on Section 7.4 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Endexx at or prior to the Closing.

Section 7.5 Financing Shall Have Closed. The Financing shall have closed on terms acceptable to Endexx.

Section 7.6 Closing Deliveries. Hyla shall have delivered each of the deliverables set forth in Section 3.2(a).

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Section 7.7 Frustration of Closing Conditions. Endexx may not rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was materially contributed to by the failure of Endexx or Acquisition Sub to use commercially reasonable efforts to cause the Closing to occur, as required by and subject to Section 6.3.

ARTICLE 8

CONDITIONS TO OBLIGATIONS OF THE SELLER AND HYLA

The obligation of Hyla to effect the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by Hyla:

Section 8.1 Representations and Warranties Accurate. The representations and warranties of Endexx and Acquisition Sub contained in Article 5 (without giving effect to any materiality qualification therein) shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects on such earlier date), except for any failure or failures of such representations and warranties to be true and correct that do not, individually or in the aggregate, have a material adverse effect on the ability of Endexx to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 8.2 Performance. Endexx and Acquisition Sub shall have performed and complied in all material respects with all agreements and covenants required by this Agreement or Endexx Documents to be performed and complied with by them prior to or on the Closing Date.

Section 8.3 Legal Prohibition. On the Closing Date, there shall exist no (a) Order issued by any Governmental Authority or court of competent jurisdiction that prohibits the consummation of the transactions contemplated under this Agreement or the Transaction Documents or (b) pending Action against Endexx, Acquisition Sub or Hyla that attempts to enjoin the consummation of the transactions contemplated under this Agreement or the Transaction Documents.

Section 8.4 Closing Deliveries. Endexx shall have delivered each of the closing deliverables set forth in Section 3.2(b).

Section 8.5 Frustration of Closing Conditions. Hyla may not rely on the failure of any condition set forth in this Article 8 to be satisfied if such failure was materially contributed to by the failure of Hyla to use commercially reasonable efforts to cause the Closing to occur, as required by and subject to Section 6.4.

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ARTICLE 9

indemnificATION

Section 9.1 Survival. Subject to the other provisions of this Article 9, (a) the representations and warranties contained herein and claims for indemnification under Section 9.2(c) shall survive the Closing and shall remain in full force and effect until August 31, 2024; provided, that (i) the representations and warranties in Section 4.1 (Organization and Power), Section 4.2 (Authority; Binding Obligation; Board Approval), Section 4.4 (Capitalization), Section 4.17 (Brokers), Section 5.1 (Organization), Section 5.2 (Authority; Binding Obligation) and Section 5.7 (Brokers) shall survive for a period of six (6) years, and (ii) the representations and warranties in Section 4.12 (Taxes) shall survive for the full period of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days; (b) the covenants and agreements of the parties contained in this Agreement that are to be performed in their entirety prior to the Closing shall survive the Closing until the date that is twelve (12) months after the Closing Date; (c) the covenants and agreements of the parties contained in this Agreement that are to be performed in whole or in part after the Closing shall survive the Closing in accordance with their respective terms; and (d) claims for indemnification under Section 9.2(e) and Section 9.2(f) shall survive indefinitely. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period set forth above shall not thereafter be barred by the expiration of the relevant survival period and such claims shall survive until finally resolved.

Section 9.2 Indemnification by the Seller and Hyla. Subject to the other terms and conditions of this Article 9, the Seller and Hyla, jointly and severally, shall indemnify and defend each of Endexx, Acquisition Sub, and their Affiliates and their respective Representatives (collectively, the “Endexx Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, Endexx Indemnitees arising out of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Seller or Hyla contained in this Agreement or the Transaction Documents;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Seller or Hyla pursuant to this Agreement or the Transaction Documents; or

(c) any and all Indemnified Taxes.

Section 9.3 Indemnification by Endexx and Acquisition Sub. Subject to the other terms and conditions of this Article 9, Endexx and Acquisition Sub shall, jointly and severally, indemnify and defend each of the Seller and their Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees arising out of:

(a) any inaccuracy in or breach of any of the representations or warranties of Endexx and Acquisition Sub contained in this Agreement or the Transaction Documents; or

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(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Endexx or Acquisition Sub pursuant to this Agreement or the Transaction Documents.

Section 9.4 Indemnification Procedures. The Person making a claim under this Article 9 is referred to as the “Indemnified Party”, and the Person against whom such claims are asserted under this Article 9 is referred to as the “Indemnifying Party”. For purposes of this Article 9, (i) if Endexx (or any other Endexx Indemnitee) is the Indemnified Party, any references to Indemnifying Party (except provisions relating to an obligation to make payments) shall be deemed to refer to Endexx and (ii) if Endexx is the Indemnifying Party, any references to the Indemnified Party shall be deemed to refer to the Seller.

(a) Third-party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third-party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or is otherwise materially prejudiced by such delay. Such notice by the Indemnified Party shall describe the Third-party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnified Party shall have the right to direct and control the defense of any Third-party Claim with counsel selected by it and reasonably acceptable to the Seller. The Indemnifying Party shall have the right to participate in the defense of any Third-party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. The Seller and Endexx shall cooperate with each other in all reasonable respects in connection with the defense of any Third-party Claim.

(b) Settlement of Third-party Claims. The Indemnified Party shall not agree to any settlement of any Third-party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed, denied, or conditioned).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss that does not result from a Third-party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or is otherwise materially prejudiced by such delay. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

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(d) Disputes. Nothing in this Section 9.4 shall prohibit an Indemnifying Party from disputing its indemnification, defense and hold harmless obligations with respect to any Third-party Claim or Direct Claim, and all such disputes shall be governed by Section 11.12 hereof.

Section 9.5 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article 9, in the case of a Loss for a claim made by (a) an Endexx Indemnitee, any Loss may be satisfied from the Seller or Hyla, jointly and severally or (b) a Seller Indemnitee, any Loss may be satisfied from Endexx or Acquisition Sub, jointly and severally.

Section 9.6 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Acquisition Consideration for Tax purposes, unless otherwise required by Law.

Section 9.7 Exclusive Remedies. Except as provided in Section 11.14, each party acknowledges and agrees that, following the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Article 9, the post-Closing adjustment provisions set forth in Section 3.3 or the Tax payment and dispute provisions set forth in Section 6.9, as applicable. In furtherance of the foregoing, but without limiting or otherwise affecting in any respect the rights of indemnification expressly provided for under this Article 9, the post-Closing adjustment provisions set forth in Section 3.3 or the Tax payment and dispute provisions set forth in Section 6.9, as applicable, each party hereby waives, to the fullest extent permitted under Law and except as provided in Section 11.14, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law and following the Closing. Notwithstanding anything to the contrary in this Article 9 or elsewhere in this Agreement, nothing in this Article 9 or elsewhere in this Agreement shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek and obtain any remedy for actual fraud. For the avoidance of doubt and without liming the generality of the preceding sentence, none of the limitations set forth in Section 9.4, Section 9.6, this Section 9.8 or elsewhere in this Agreement (including in Section 11.3) shall apply to any claim or remedy for actual fraud.

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Section 9.8 No Circular Recovery. Notwithstanding anything to the contrary in this Agreement, the Seller hereby agree that they will not make any claim for indemnification against any Endexx Indemnitor by reason of the fact that any Seller was a controlling person, director, employee, or representative of Hyla or any of its Affiliates or was serving as such for another Person at the request of Hyla or any of its Affiliates (whether such claim is for Losses of any kind or otherwise) with respect to any claim brought by an Endexx Indemnitee against the Seller under this Agreement.

ARTICLE 10

TERMINATION

Section 10.1 Termination. This Agreement may be terminated prior to the Closing as follows:

(a) by the mutual consent of Endexx and the Seller;

(b) at the election of Endexx or the Seller if the Closing Date shall not have occurred on or before September 30, 2022 (such date, the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose breach of this Agreement has materially contributed to, or resulted in, the failure to consummate the transactions contemplated hereby by the Termination Date;

(c) by Endexx if the Seller or Hyla shall have breached or failed to perform any of their representations, warranties, covenants, or agreements set forth in this Agreement, or if any representation or warranty of the Seller or Hyla shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Closing, (i) would result in the failure of any of the conditions set forth in Section 7.1 or 7.2 and (ii) cannot be or has not been cured or waived by Endexx by the earlier of (A) one (1) Business Day prior to the Termination Date and (B) ten (10) Business Days after the giving of written notice to the Seller or Hyla of such breach or failure; provided, that Endexx shall not have the right to terminate this Agreement pursuant to this Section 10.1(c) if Endexx is then in breach of any of its covenants or agreements set forth in this Agreement, which breach would result in the failure of any of the conditions set forth in Section 8.1 or 8.2;

(d) by the Seller if Endexx or Acquisition Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Endexx or Acquisition Sub shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Closing, (i) would result in the failure of any of the conditions set forth in Section 8.1 or 8.2 and (ii) cannot be or has not been cured or waived by the Seller by the earlier of (A) one (1) Business Day prior to the Termination Date and (B) ten (10) Business Days after the giving of written notice to Endexx of such breach or failure; provided, that the Seller shall not have the right to terminate this Agreement pursuant to this Section 10.1(d) if the Seller or Hyla are then in breach of any of their respective covenants or agreements set forth in this Agreement, which breach would result in the failure of any of the conditions set forth in Section 7.1 or 7.2; or

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(e) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or, subject to Section 6.4, if a court of competent jurisdiction or other Governmental Authority shall have issued an Order permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated under this Agreement or the Transaction Documents and such Order shall have become final and non-appealable.

The party desiring to terminate this Agreement pursuant to this Section 10.1 (other than Section 10.1(a)) shall give written notice of such termination to the other party.

Section 10.2 Effect of Termination. If this Agreement is terminated in accordance with Section 10.1, this Agreement shall become void and of no further force and effect and none of the parties hereto shall have any liability in respect of a termination of this Agreement; provided, however, that no party hereto shall be relieved from liability or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs) for (a) any breach of any of its representations, covenants, or agreements contained in this Agreement prior to termination or (b) a failure of any party to consummate the transactions contemplated by this Agreement on the date the Closing should have occurred pursuant to Section 3.1 herein; and provided, further, that the provisions of Section 6.2(b) (Confidentiality), 10.2 (Effect of Termination), 11.11 (Governing Law), 11.12 (Exclusive Jurisdiction; Consent to Service of Process; Attorneys’ Fees) and 11.13 (Waiver of Jury Trial), and the Confidentiality Agreement shall each survive the termination of this Agreement.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 11.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of Endexx, Acquisition Sub, Hyla, and the Seller.

Section 11.3 Entire Agreement. This Agreement, including the Disclosure Schedules and Exhibits attached hereto and which are deemed for all purposes to be part of this Agreement, contains all of the terms, conditions, and representations and warranties agreed upon or made by the parties relating to the subject matter of this Agreement and the business and operations of Hyla and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings, and communications of the parties or their Representatives, oral or written, respecting such subject matter. No representation, warranty, inducement, promise, understanding, or condition not set forth in this Agreement has been made or relied upon by any of the parties. The parties have voluntarily agreed to define their rights, liabilities, and obligations respecting the subject matter hereof exclusively in contract pursuant to the express terms and provisions of this Agreement and the parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations; the parties specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of ordinary parties in an arm’s-length transaction.

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Section 11.4 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

Section 11.5 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended, (b) if delivered by facsimile or email with receipt confirmed, or (c) if delivered by courier service, return-receipt received to the party at the address set forth below, with copies sent to the Persons indicated:

If to the Seller or to Hyla (prior to the Closing or in respect of post-Closing indemnification issues):

Hyla UK Holdco Limited

60 Cannon Street

London EC4N 6NP, England

Attention: Nick Mehdi

Email: nick@hyladistribution.com

With a mandatory copy to (which shall not constitute notice):

Gallinger Law PC

4252 Atlantic Ave., Suite B

Long Beach, California 90807

Attention: Todd Gallinger

Email: todd@gallingerlaw.com

If to Endexx or the Acquisition Sub or to Hyla (subsequent to the Closing but not in respect of post-Closing indemnification issues):

Endexx Corporation

38246 North Hazelwood Circle

Cave Creek, Arizona 85331

Attention: Todd Davis, Chief Executive Officer

Email: endexx@endexx.com

With a mandatory copy to (which shall not constitute notice):

Randolf W. Katz, Esq.

555 South Flower Street, 24th Floor

Los Angeles, California 90071

Email: rkatz@clarkhill.com

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 11.5.

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Section 11.6 Disclosure Schedules. Any matter, information or item disclosed in any section or subsection of the Disclosure Schedules shall be deemed to have been disclosed for the corresponding section or subsection of this Agreement and any other section or subsection of this Agreement, if and only to the extent that it is readily apparent, based on the face of such disclosure, that it applies to such other section or subsection of this Agreement. The inclusion of any matter, information or item in the Disclosure Schedules shall not be deemed to constitute an admission of any liability by the Seller, Hyla, or Endexx, respectively, to any third party or otherwise imply that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

Section 11.7 Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege under this Agreement.

Section 11.8 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign or delegate all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other parties to this Agreement (which consent shall not be unreasonably withheld, delayed, denied, or conditioned).

Section 11.9 No Third-party Beneficiary. Nothing in this Agreement shall confer any rights, remedies, or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement, except for (a) Clark Hill PLC as set forth in Section 6.8 or (b) the Indemnified Parties as set forth in Article 9.

Section 11.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

Section 11.11 Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by and construed in accordance with the internal Laws of the State of Nevada, without giving effect to the conflict of laws principles thereof that might require the application of the Laws of another jurisdiction.

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Section 11.12 Exclusive Jurisdiction; Consent to Service of Process; Attorneys’ Fees. All claims, actions, and proceedings (whether in contract or tort) based upon, arising out of or relating to this Agreement or the negotiation, execution, or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be heard and determined exclusively in the in the Courts of the State of Nevada located in the City of Las Vegas, County of Clark, and the U.S. District Court for the District of Nevada (and, in the case of appeals, appropriate appellate courts therefrom).

The parties hereto irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action, or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The consents to jurisdiction set forth in this Section 11.12 shall not constitute general consents to service of process in the State of Nevada and shall have no effect for any purpose except as provided in this Section 11.12 and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable Law.

The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

Section 11.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER ARISING IN CONTRACT OR IN TORT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.13.

Section 11.14 Severability. If any term, provision, agreement, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

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Endexx Control Acquisition Agreement (Hyla).3
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

ENDEXX CORPORATION

By:
Name:	Todd Davis
Title:	Chief Executive Officer

EH SUB, INC.

By:
Name:	Todd Davis
Title:	Chief Executive Officer

HYLA UK HOLDCO LIMITED

By:
Name:	Nick Mehdi
Title:	Chief Executive Officer

Signature Page to Control Acquisition Agreement

Endexx Control Acquisition Agreement (Hyla).3